Pritchett Siler & Hardy
                    Certified Public Accountants
                         555 East 200 South

United Stated Securities and Exchange Commission
Division of Corporate Finance
100 F Street NE
Washington DC 20549

February 7, 2005

Re:       Dismissal as auditor of Commercial Property Corporation (the
"Company")

Dear Ladies and Gentlemen:

          We have read Item 4 of the Company's Current Report on Form 8-K regarding our dismissal as auditor and are in agreement with the statements made regarding our firm. We have no basis to agree or disagree with other statements of the Registrant contained therein.

                         Yours truly,


                         /s/ Grant Hardy_______
                         Pritchett Siler & Hardy
                         Grant Hardy